Amendment to the
2007 Amended and Restated
Employment Agreement
This Amendment (“Amendment”) to the 2007 Amended and Restated Employment Agreement (“Employment Agreement”) is made and entered into as of January 24, 2011, to be effective as of January 24, 2011 (the “Effective Date”), by and among Cedar Fair, L.P., a publicly traded Delaware limited partnership, CEDAR FAIR MANAGEMENT, INC., an Ohio corporation (“Cedar Fair Management”), Magnum management corporation, an Ohio corporation (“Magnum”), (collectively “Cedar Fair” or “the Company”), and RICHARD L. KINZEL, an individual (“Executive”).
WHEREAS, Cedar Fair and Executive previously entered into an Employment Agreement effective July 18, 2007 that sets forth the terms and conditions of Executive's employment with the Cedar Fair; and
WHEREAS, Cedar Fair and Executive desire to amend the Employment Agreement to reflect Executive's consent to relinquish his position as Board Chairman in response to unitholders' support of a proposal separating the Chairman and Chief Executive Officer roles; and
WHEREAS, paragraph 18 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to a written agreement between Cedar Fair and Executive;
NOW, THEREFORE, Cedar Fair and Executive hereby agree the Employment Agreement shall be amended as follows:
1.Board Membership. Notwithstanding anything contained in the Employment Agreement to the contrary, pursuant to Sections 3(b) and 4 of the Employment Agreement, Executive consents to relinquish his role as Chairman of the Board. For the avoidance of doubt the remaining provisions contained in Sections 3(b) and 4 of the Employment Agreement shall remain in full force and effect and shall not be impacted by the relinquishment of the role as Chairman of the Board. Further Executive's consent to relinquish the Chairman role does not impact Executive's continued employment as President and Chief Executive Officer or compensation or benefits package consistent with the terms of the Employment Agreement.
2.Ratification and Confirmation. In all respects not modified by this Amendment, the Employment Agreement is hereby ratified and confirmed.
3.Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, taken together, constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the actual dates indicated below, to be effective as of January 24, 2011.

RICHARD L. KINZEL Date: ________________________________	CEDAR FAIR, L.P. By: Printed Name Title: Date: _______________________________
CEDAR FAIR MANAGEMENT, INC. By: Printed Name Title: Date: _______________________________
MAGNUM MANAGEMENT CORP. By: Printed Name Title: Date: ________________________________

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